Exhibit 99.1

IASIS Healthcare Announces First Quarter 2009 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 10, 2009--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal first quarter ended December 31, 2008.

Net revenue for the first quarter totaled $561.6 million, an increase of 14.0%, compared to $492.7 million in the prior year quarter. Adjusted EBITDA for the first quarter totaled $66.7 million, compared to $64.9 million in the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings from continuing operations for the first quarter totaled $12.4 million, compared to $11.5 million in the prior year quarter.

Admissions and adjusted admissions decreased 3.7% and 0.3%, respectively, in the first quarter, compared to the prior year quarter. Net patient revenue per adjusted admission increased 8.8% in the first quarter, compared to the prior year quarter.

In commenting on quarterly results, David R. White, chairman and chief executive officer of IASIS Healthcare, said, “We believe our continued growth in revenue and adjusted EBITDA is the result of strategic decisions and capital investments made during recent years. Considering the challenging economic climate, we are pleased with these first quarter results. We will continue to operate all sectors of our business as effectively and efficiently as possible, which is now even more important given the current pressures and challenges facing our industry and the communities we serve.”

A listen-only simulcast and 30-day replay of IASIS’ first quarter conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11 a.m. Eastern Time on February 10, 2009. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 15 acute care hospital facilities and one behavioral health hospital facility with a total of 2,659 beds in service and has total annual net revenue of approximately $2.1 billion. These hospital facilities are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves over 164,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, the possibility of an increase in interest rates, which would increase the cost of servicing our debt and could reduce profitability, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation and regulations that may significantly reduce government healthcare spending and our revenue and may require us to make changes to our operations, our hospitals’ competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in volume and revenue related to uncompensated care, our ability to recruit and retain quality physicians, our hospitals’ competition for staffing which may increase our labor costs and reduce profitability, our failure to continually enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that may adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the possible enactment of legislation that would impose significant restrictions on hospitals that have physician owners, the potential of exposure to liability from some of our hospitals being required to submit to the Department of Health and Human Services information on their relationships with physicians, expenses incurred in connection with an appeal of the court order dismissing with prejudice the qui tam litigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows and net earnings, the impact of certain factors, including severe weather conditions and natural disasters, on operations at our hospitals, our ability to control costs at Health Choice Arizona, Inc. (“Health Choice”), the impact of any significant alteration to the Arizona Health Care Cost Containment System’s (“AHCCCS”) payment structure of its contracts, the possibility of Health Choice’s contract with the AHCCCS being discontinued, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, the significant capital expenditures that would be involved in the construction of current projects or other new hospitals that could have an adverse effect on our liquidity, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash charge to earnings and those risks, uncertainties and other matters detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended December 31,
	2008	2007
Net revenue:
Acute care revenue	$398,447	$366,110
Premium revenue	163,177	126,627
Total net revenue	561,624	492,737

Costs and expenses:
Salaries and benefits	162,136	155,566
Supplies	59,826	56,252
Medical claims	137,002	103,880
Other operating expenses	79,350	65,370
Provision for bad debts	47,131	38,149
Rentals and leases	9,479	8,627
Interest expense, net	18,978	21,179
Depreciation and amortization	24,996	22,581
Management fees	1,250	1,187
Total costs and expenses	540,148	472,791

Earnings from continuing operations before gain on disposal of assets, minority interests and income taxes	21,476	19,946
Gain on disposal of assets, net	1,293	62
Minority interests	(1,597)	(758)

Earnings from continuing operations before income taxes	21,172	19,250
Income tax expense	8,811	7,787

Net earnings from continuing operations	12,361	11,463
Loss from discontinued operations, net of income taxes	(711)	(748)

Net earnings	$11,650	$10,715

IASIS HEALTHCARE LLC Consolidated Balance Sheets (in thousands)

	Dec. 31, 2008	Sept. 30, 2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$92,839	$80,738
Accounts receivable, net	231,371	224,138
Inventories	49,720	49,454
Deferred income taxes	39,511	38,860
Prepaid expenses and other current assets	60,949	60,053
Total current assets	474,390	453,243

Property and equipment, net	1,008,411	1,004,248
Goodwill	780,563	780,599
Other intangible assets, net	32,250	33,000
Other assets, net	34,940	37,057
Total assets	$2,330,554	$2,308,147

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts payable	$67,180	$64,851
Salaries and benefits payable	43,352	31,807
Accrued interest payable	2,261	12,460
Medical claims payable	107,359	97,343
Other accrued expenses and other current liabilities	51,154	51,802
Current portion of long-term debt and capital lease obligations	7,318	7,623
Total current liabilities	278,624	265,886

Long-term debt and capital lease obligations	1,102,875	1,106,999
Deferred income taxes	113,118	111,092
Other long-term liabilities	45,966	44,526
Minority interests	50,402	51,875

Member’s equity	739,569	727,769
Total liabilities and member’s equity	$2,330,554	$2,308,147

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Quarter Ended December 31,
	2008	2007
Cash flows from operating activities:
Net earnings	$11,650	$10,715
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss from discontinued operations	711	748
Depreciation and amortization	24,996	22,581
Amortization of loan costs	743	718
Minority interests	1,597	758
Deferred income taxes	1,050	6,177
Gain on disposal of assets, net	(1,293)	(62)
Stock compensation costs	141	–
Changes in operating assets and liabilities, net of the effect of dispositions:
Accounts receivable, net	(8,724)	2,126
Inventories, prepaid expenses and other current assets	(1,139)	(1,296)
Accounts payable, other accrued expenses and other accrued liabilities	12,551	(38,663)
Net cash provided by operating activities–continuing operations	42,283	3,802
Net cash provided by (used in) operating activities–discontinued operations	1,004	(886)
Net cash provided by operating activities	43,287	2,916

Cash flows from investing activities:
Purchases of property and equipment, net	(29,452)	(30,600)
Proceeds from sale of assets	4,880	349
Change in other assets, net	878	1,252
Net cash used in investing activities–continuing operations	(23,694)	(28,999)
Net cash provided by (used in) investing activities–discontinued operations	7	(240)
Net cash used in investing activities	(23,687)	(29,239)

Cash flows from financing activities:
Payment of debt and capital lease obligations	(4,429)	(105,456)
Proceeds from debt borrowings	–	131,300
Distribution of minority interests	(1,686)	(1,669)
Proceeds from sale of (costs paid for) partnership interests, net	(1,384)	2,266
Net cash provided by (used in) financing activities–continuing operations	(7,499)	26,441
Net cash used in financing activities–discontinued operations	–	(118)
Net cash provided by (used in) financing activities	(7,499)	26,323

Change in cash and cash equivalents	12,101	–
Cash and cash equivalents at beginning of period	80,738	–
Cash and cash equivalents at end of period	$92,839	$–

Supplemental disclosure of cash flow information:
Cash paid for interest	$26,888	$31,777
Cash paid for income taxes, net	$–	$31

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended December 31, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$398,447	$–	$–	$398,447
Premium revenue	–	163,177	–	163,177
Revenue between segments	1,697	–	(1,697)	–
Net revenue	400,144	163,177	(1,697)	561,624

Salaries and benefits	157,232	4,904	–	162,136
Supplies	59,741	85	–	59,826
Medical claims	–	138,699	(1,697)	137,002
Other operating expenses	73,785	5,565	–	79,350
Provision for bad debts	47,131	–	–	47,131
Rentals and leases	9,101	378	–	9,479
Adjusted EBITDA (1)	53,154	13,546	–	66,700

Interest expense, net	18,978	–	–	18,978
Depreciation and amortization	24,125	871	–	24,996
Management fees	1,250	–	–	1,250

Earnings from continuing operations before gain on disposal of assets, minority interests and income taxes	8,801	12,675	–	21,476
Gain on disposal of assets, net	1,293	–	–	1,293
Minority interests	(1,597)	–	–	(1,597)
Earnings from continuing operations before income taxes	$8,497	$12,675	$–	$21,172
Segment assets	$2,121,659	$208,895		$2,330,554
Capital expenditures – continuing operations	$28,818	$634		$29,452
Goodwill	$774,806	$5,757		$780,563
	For the Quarter Ended December 31, 2007
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$366,110	$–	$–	$366,110
Premium revenue	–	126,627	–	126,627
Revenue between segments	2,330	–	(2,330)	–
Net revenue	368,440	126,627	(2,330)	492,737

Salaries and benefits	151,523	4,043	–	155,566
Supplies	56,175	77	–	56,252
Medical claims	–	106,210	(2,330)	103,880
Other operating expenses	60,898	4,472	–	65,370
Provision for bad debts	38,149	–	–	38,149
Rentals and leases	8,342	285	–	8,627
Adjusted EBITDA (1)	53,353	11,540	–	64,893

Interest expense, net	21,179	–	–	21,179
Depreciation and amortization	21,686	895	–	22,581
Management fees	1,187	–	–	1,187

Earnings from continuing operations before gain on disposal of assets, minority interests and income taxes	9,301	10,645	–	19,946
Gain on disposal of assets, net	62	–	–	62
Minority interests	(758)	–	–	(758)
Earnings from continuing operations before income taxes	$8,605	$10,645	$–	$19,250
Segment assets	$2,042,785	$158,379		$2,201,164
Capital expenditures – continuing operations	$30,504	$96		$30,600
Goodwill	$750,836	$5,757		$756,593
(1)	Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, gain on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (“GAAP”), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended December 31,
	2008	2007
Consolidated Hospital Facilities (1)
Number of acute care hospital facilities at end of period	15	15
Beds in service at end of period	2,659	2,611
Average length of stay (days)	4.7	4.6
Occupancy rates (average beds in service)	46.5%	48.2%
Admissions	24,150	25,082
Percentage change	(3.7%)
Adjusted admissions	40,734	40,839
Percentage change	(0.3%)
Patient days	113,697	115,724
Adjusted patient days	183,831	180,626
Outpatient revenue as a % of gross patient revenue	39.2%	36.1%
(1)	Excludes Mesa General Hospital, which is included in discontinued operations.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended December 31,
	2008	2007
Consolidated Results
Net earnings from continuing operations	$12,361	$11,463
Add:
Interest expense, net	18,978	21,179
Income tax expense	8,811	7,787
Depreciation and amortization	24,996	22,581
Gain on disposal of assets, net	(1,293)	(62)
Minority interests	1,597	758
Management fees	1,250	1,187
Adjusted EBITDA (1)	$66,700	$64,893
(1)	Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, gain on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

CONTACT:
IASIS Healthcare LLC
Investor contact:
W. Carl Whitmer, 615-844-2747
Chief Financial Officer
or
Media contact:
Michele M. Peden, 615-467-1255
VP, Corporate Communications